UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2015
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MIDDLEBURG FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24159 (Commission File Number)	54-1696103 (I.R.S. Employer Identification No.)

111 West Washington Street Middleburg, Virginia (Address of principal executive offices)	20117 (Zip Code)

Registrant’s telephone number, including area code: (703) 777-6327

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06              Material Impairments.

On December 16, 2015, the Board of Directors of Middleburg Financial Corporation (the “Company”) determined that the Company will recognize an impairment charge of $3.0 million during the fourth quarter of 2015.  The non-cash impairment charge relates to a loan participation by Middleburg Bank (the “Bank”), a wholly-owned subsidiary of the Company, totaling $4.0 million secured by receivables and inventory.  The Bank was notified by the lead lender, another community bank in Virginia, that the loan relationship had become impaired.  The impairment is related to false accounts receivable reports by the borrower to the lead lender which led to advances by the lead lender that were largely unsecured.  Additionally, the borrower made large unauthorized cash distributions to one of its principals.  A receiver has been appointed for the borrower.  After careful evaluation of the relationship and collateral and on the basis of information available to the Bank, the Board of Directors concluded on December 16, 2015 that the impairment charge was required under generally accepted accounting principles. The Company anticipates that, including the impact of the impairment charge and additional provision for loan losses, it will report a profit for the fourth quarter of 2015 and for the fiscal year ending December 31, 2015.  It also expects that its ratio of nonperforming assets to total assets at December 31, 2015 will be flat compared to September 30, 2015.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company anticipates” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEBURG FINANCIAL CORPORATION
(Registrant)

Date: December 22, 2015	By:	/s/ Gary R. Shook
Gary R. Shook
President and Chief Executive Officer